[LOGO] AMERICAN
       STOCK EXCHANGE(R)                                 American Stock Exchange
       ---------------------                             86 Trinity Place
       Equities Options ETFs                             New York, NY 10006-1872


JAMES MOLLEN
Associate Director-Listing Qualifications
T 212 306 2391
F 212 306 5359
james.mollen@amex.com


VIA FACSIMILE AND EXPRESS MAIL
------------------------------

January 4, 2006

Mr. Bernard Berk
Chief Executive Officer
Elite Pharmaceuticals, Inc.
165 Ludlow Avenue
Northvale, NJ 07647

Dear Mr. Berk:

The American Stock Exchange (the "Amex" or "Exchange"), as a self-regulatory organization, has the responsibility to provide a fair and orderly marketplace to issuers and to the investing public. Included in these responsibilities is the obligation to take appropriate steps to ensure that companies listed on the Amex market comply with applicable continued listing standards. Investors in companies listed on the Amex have a reasonable expectation that those companies comply with such listing standards or, at a minimum, have a plan in place to return to compliance within a specified time.

A review of Elite Pharmaceuticals, Inc.'s (the "Company" or "Elite") Form 10-Q for the quarter ended September 30, 2005 indicates that the Company does not meet certain of the Exchange's continued listing standards as set forth in Part 10 of the Amex Company Guide (the "Company Guide"),(1) and the Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide.

Specifically, the Company is not in compliance with Section 1003(a)(ii) of the Company Guide with shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years and Section 1003(a)(iii) of the Company Guide with shareholders' equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

In order to maintain its Amex listing, the Company must submit a plan by February 3, 2006 advising the Exchange of action it has taken, or will take, that would bring it into compliance with the continued listing standards identified above within a maximum of 18 months of receipt of this letter. The plan should include specific milestones, quarterly financial projections, and details

      ------------------------

(1) The Amex Company Guide may be accessed at www.amex.com

Mr. Bernard Berk
January 4, 2006
Page 2

related to any strategic initiatives the Company plans to complete.(2) The Listings Qualifications Department management will evaluate the plan, including any supporting documentation, and make a determination as to whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards within 18 months, in which case the plan will be accepted. If the plan is accepted, the Company may be able to continue its listing during the plan period of up to 18 months, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.(3)

Accordingly, the Company must contact me at the phone number above or Richard McKnight at (212) 306-2384 by January 9, 2006 to confirm receipt of this letter, discuss any possible financial data of which the Exchange staff may be unaware, and indicate whether or not it intends to submit a plan.

Please be advised that if Elite does not submit a plan, or submits a plan that is not accepted, the Company may be subject to delisting proceedings. Furthermore, if the plan is accepted but the Company is not in compliance with the continued listing standards at the conclusion of the plan period or does not make progress consistent with the plan during the plan period, the Exchange staff will initiate delisting proceedings as appropriate. The Company may appeal a staff determination to initiate delisting proceedings in accordance with
Section 1010 and Part 12 of the Company Guide.

This letter constitutes notice of a failure to satisfy certain of the Exchange's continued listing standards. The Company is therefore required to file a current report on Form 8-K pursuant to Item 3.01 of that Form within the requisite time periods. The Company must also issue a press release pursuant to Section 402 of the Company Guide, contemporaneously with the filing of the Form 8-K that discloses receipt of this letter and the fact that it is not in compliance with the specified provisions of the Amex continued listing standards.(4) Please note however, that satisfying these filing and publication requirements does not relieve the Company of its obligation to assess the materiality of this letter on an ongoing basis under the federal securities laws nor does it provide a safe harbor under the federal securities laws or otherwise. Accordingly, the Company should consult with securities counsel regarding disclosure and other obligations mandated by law.

      ------------------------

(2) For your convenience, a suggested format for plan responses is attached. Please note that the information outlined in the suggested format is for information purposes only and is not intended to provide specific plan requirements. However, your plan must demonstrate an ongoing continuous effort to regain compliance through specific goals and initiatives, which can reasonably be expected to be completed within the plan period.

(3) Please be advised that if the Exchange accepts Elite's plan of compliance, the Company must issue a press release disclosing the fact that it has fallen below the continued listing standards of the Amex and that its listing is being continued pursuant to an extension. The press release must be issued within five
(5) business days from notification that the plan has been accepted.

(4) This notice should be provided to the Amex StockWatch Department (telephone:
212-306-8383; facsimile: 212-306-1488) and the Listing Qualifications Department (telephone: (212) 306-1331 facsimile: 212-306-5359).

Mr. Bernard Berk
January 4, 2006
Page 3

As an additional consequence of falling below continued listing standards, please be advised that within five days of the date of this letter, the Company will be included in a list of issuers that are not in compliance with the
Exchange's   continued  listing   standards.   This  list  is  posted  daily  on
www.amex.com and includes the specific listing standard(s) with which a company does not comply. Furthermore, the Exchange is utilizing the financial status indicator fields in the Consolidate Tape Association's Consolidated Tape System ("CTS") and Consolidated Quote Systems ("CQS") Low Speed and High Speed Tapes to identify companies that are noncompliant with the Exchange's continued listing standards and/or are delinquent with respect to a required federal securities law periodic filing. Therefore, the Company will become subject to the indicator ..BC to denote its noncompliance.(5) The indicator will not change the Company's trading symbol itself, but will be disseminated as an extension of the Company's symbol on the CTS and CQS whenever the Company's trading symbol is transmitted with a quotation or trade. Both the website posting and indicator will remain in effect until such time as the Company has regained compliance with all applicable continued listing standards.

This letter and any response may, until the disclosed via the SEC filing and press release, constitute non-public information in accordance with federal securities laws, and you may wish to consult with your legal counsel about the Company's obligations in this regard. The only designated representatives at the Exchange with which this matter should be discussed are staff members of the Listing Qualifications and StockWatch Departments. Further, as I am sure you are aware, pursuant to Section 910 of the Company Guide, Amex Specialists must be treated as members of the public, and accordingly, no non-public information should be discussed with or otherwise disclosed to the Company's specialist.

The Amex remains hopeful that Elite will be able to maintain its listing. If you are in need of any assistance in this matter, please do not hesitate to contact myself at the above phone number or Richard McKnight at (212) 306-2384.


Sincerely,

[JAMES MOLLEN SIGNATURE]

(Enclosures)

cc: Scott Rosenblatt, Esq.
    (Reitler, Brown, & Rosenblatt, LLC)

      ------------------------

(5) Please note that companies that become delinquent with respect to a required federal securities law periodic filings are subject to the website posting and the symbol modifier .FL.

                      Suggested Format for Plan Responses
                      -----------------------------------
                       (For Informational Purposes Only)

1.   Corporate Background Information

2. Facts and circumstances that led to the Company falling out of compliance with the continued listing standards

3.   Current condition of the Company

4. A strategic outline including goals and initiatives which the Company has a reasonable expectation of completing. Such goals and initiatives should be summarized by quarter, and should demonstrate the manner in which the Company anticipates returning to compliance with the standards. The Plan could include one or more of the following:

          (i)    New equity raising activities

          (ii)   Debt/capitalization restructuring

          (iii)  Merger/acquisition/disposition activity

          (iv)   Pre-tax, net income, EBITDA, etc goals

          (v)    Gross margin and/or operating

(vi) Quarterly income statement, cash flow and balance sheet projections assuming successful completion of the Company's intended goals and initiatives

5. Should certain critical accomplishments not be met in any one quarter, the Company may be subject to suspension and delisting. With that in mind, the plan could also include strategic alternatives or contingencies assuming that a critical goal was not met.

6. The Plan could also include documentation evidencing the feasibility of the Plan being completed. This documentation may include:

          (i)    Board  of  Director  resolutions   authorizing   management  to
                 commence, move forward or complete a given action

          (ii) Correspondence from the Company's investment advisors/bankers/ potential investors/accountants/attorney's regarding a planned capital raising activities, merger/acquisition/disposition transaction, etc.

          (iii)  Pending SEC filings such as S-4's, Proxy vote, etc